Exhibit 10.1

Oil-Dri Corporation of America
Annual Incentive Plan
(As Amended and Restated August 1, 1996)

I.	Purpose

To provide all levels of salaried employees with an annual incentive opportunity based on the potential contribution level of each position and to award individuals for outstanding Company and individual performance, thereby allowing the Company to attract and retain the high quality of human resources needed to successfully operate the business.

II.	Definitions

	A.	Active Employee means any full- or part-time salaried employee hired by the Company prior to July 1 of the Fiscal Year. Temporary employees are ineligible to participate in the Plan.

B.

Base Salary equals the actual salary paid during the Fiscal Year during which the participant was an active employee of the Company.  Any salary proration will be based on a 365 day year.  Base salary does not include Plan awards, other incentive awards whether short or long-term in nature, overtime pay, imputed income from such programs as life insurance or nonrecurring payments and shall be before any reductions for such items as contributions under Section 401(k) of the Internal Revenue Code of 1986, as amended, or income deferred under a non-qualified deferred compensation plan sponsored by the Company.

	C.	CEO means the Chief Executive Officer of the Company.

	D.	Company means Oil-Dri Corporation of America and its wholly owned subsidiaries, its successors and assigns.

	E.	Corporate Financial Performance refers to the relationship between the Company’s targeted achievements and actual achievement.

	F.	Fiscal Year means the Company’s Fiscal Year beginning August 1 and ending July 31.

	G.	Special Performance refers to the relationship between an individual’s, department’s or division’s targeted achievements and actual achievement.

	H.	Plan means the Oil-Dri Corporation of America Annual Incentive Plan as from time to time amended.

III.	Employees Covered By This Plan

This Plan is applicable to the CEO and the Company’s qualified salaried employees, as determined by management.

IV.	Corporate Financial Performance Award

Under this Plan up to 100% of a participant’s bonus opportunity may be subject to Corporate Financial Performance. The bonus award for the CEO will be based solely on financial criteria.

A participant in the Plan shall be entitled to a Corporate Financial Performance Award computed in accordance with the following formula:

Percent of Target Bonus Subject to Corporate Financial Performance	x	Target Bonus as a Percent of Base Salary	x	Percent of Corporate Financial Performance Bonus Earned	x	Base Salary	=	Corporate Financial Performance Award

Where:

•	“Percent of Target Bonus Subject to Corporate Financial Performance” shall range from 0% to 100% and may vary from Fiscal Year to Fiscal Year.

•	“Target Bonus as a Percent of Base Salary” is determined by the applicable salary range for the particular position as adopted annually.

•

“Target Bonus” is a participant’s Target Bonus as a Percent of Salary multiplied by the participant’s Base Salary.  If corporate target(s) and individual and/or department or divisional goals are achieved but not exceeded in a Fiscal Year, an individual’s combined Corporate Financial Performance Bonus and Special Performance Bonus shall be 100% of Target Bonus.

•	“Base Salary” is defined in Section II B.

•

“Percent of Corporate Financial Performance Bonus Earned” ranges from 0% to 200% and is determined by the relationship of actual achievement to targeted achievement at the corporate level.  A target(s) will be established in the early part of a Fiscal Year and, if more than one target is used, may be weighted or combined.  Actual achievement which is below the range of Corporate Financial Performance established for awards will result in no award based on that particular financial measure or combination of measures.  For actual performance within the established range of Corporate Financial Performance, a payout range (which may vary from 0% to 200% of Target Bonus) is established.  The relationship of actual achievement to the performance range will be determined based on guidelines established each year with the result rounded to the nearest 1/100th of one percent.

V.	Special Performance Award

Under the Plan a participant may be eligible for an award dependent on Special Performance which may include or may be exclusively divisional or departmental performance.  Participant eligibility for a Special Performance Award is determined by the CEO or his or her designee.  Up to 100% of a participant’s bonus opportunity may be subject to Special Performance.

Each eligible participant and the individual’s manager(s) or the departmental or divisional head shall establish individual personal goals for a Fiscal Year and/or departmental or divisional goals.  After the end of a Fiscal year, each participant’s achievement of such goals will be evaluated and a Special Objective Achievement Percentage from 0% to 200% will be recommended, reflecting the achievement of the participant’s goals and/or departmental or divisional goals during such Fiscal Year.

A participant shall be entitled to a Special Performance Award computed as follows:

Percent of Target Bonus Subject to Special Performance	x	Target Bonus as a Percent of Base Salary	x	Special Objectives Achievement Percentage	x	Base Salary	=	Special Performance Award

Where:

•	“Percent of Bonus Subject to Special Performance” shall range from 0% to 100% and may vary from Fiscal Year to Fiscal Year.

•	“Target Bonus as a Percent of Base Salary” is determined by the applicable salary range for the particular position as adopted annually.

•

“Target Bonus” is a participant’s Target Bonus as a Percent of Salary multiplied by the participant’s Base Salary.  If corporate target(s) and individual and/or department or divisional goals are achieved but not exceeded in a Fiscal Year, an individual’s combined Corporate Financial Performance Bonus and Special Performance Bonus shall be 100% of Target Bonus.

•	“Base Salary” is defined in Section II B.

•

“Special Objectives Achievement Percentage” is determined by the performance of the individual and/or department or division against established special goals.  The percent earned may also be dependent on established levels of Corporate Financial Performance.  The Special Objectives Achievement Percentage may range from 0% to 200% if the Special Performance Bonus and the Corporate Financial Performance Bonus are independent of one another.  If the Special Performance Bonus and the Corporate Financial Performance Bonus are integrated, the Special Objectives Achievement Percentage (and thus the Special Performance Award) may be negative, such that the total bonus earned may be as low as $0.

VI.	Individual Discretionary Award

Upon recommendation by senior management, the CEO may provide a discretionary amount which may increase or decrease an individual’s total award by up to 20% provided the Company achieves the minimum level of performance necessary to achieve an award for Corporate Financial Performance and provided that the combination of any Corporate Financial Performance, Special Performance and Individual Discretionary Award(s) would not exceed 200% of Target Bonus.

VII.	Performance Measures, Targets and Payout Ranges

The performance measures, targets and payout ranges used for incentive purposes shall be established for the Company based on its annual business plan, as approved by the CEO.

VIII.	Participant Bonus Composition

The composition of each participant’s bonus shall be determined by the CEO or the designee(s) of the CEO.  The composition may have a Special Performance portion, a Corporate Financial Performance portion and an Individual Discretionary portion.

IX.	Computation and Disbursement of Funds

As soon as possible after the close of a Fiscal Year, the CEO or his or her designee will review and approve for each participant a final Special Objectives Achievement Percentage, a Corporate Financial Award, and/or a Special Performance Award, if any, and an Individual Discretionary Award, if any.  Payment of the awards shall be made thereafter or a deferred payment if the Company permits deferrals.  All payments of awards shall be reduced by amounts required to be withheld for taxes.

X.	Changes to Target

The CEO may, at any time prior to the final determination of awards, change the performance measures, targets and payout ranges used for incentive purposes if, in the judgment of the CEO, such change is desirable in the interest of equitable treatment of the participants and the Company as a result of extraordinary or nonrecurring events, changes in applicable accounting rules or principles, changes in the Company’s methods of accounting, changes in applicable law, changes due to consolidation, acquisitions, reorganization, stock split or stock dividends, combination of shares or other changes in the Company’s corporate structure or shares, or any other change of a similar nature to any of the foregoing.

XI.	Partial Awards

A participant shall be entitled to payment of a partial award computed in accordance with Sections IV, V, and VI and based on Base Salary for the Fiscal Year, if prior to the end of such Fiscal Year, a participant:

•	Dies (in which case any award shall be paid to the participant’s beneficiary or estate, if no beneficiary is named),

•	Retires (is eligible to immediately receive periodic payment of retirement benefits under a Company sponsored retirement plan),

•	Becomes permanently disabled as defined under the Company’s long-term disability plan,

•	Transfers to a position not eligible for participation in the Plan,

•	Enters military service,

•	Takes an approved leave of absence,

provided that the participant was an active employee for a minimum of 30 consecutive calendar days during such Fiscal Year.  Such partial awards shall be paid when payments of non-deferred awards for such Fiscal Year are made, or such earlier date as may be approved by the CEO.

Partial awards for participants terminating employment for reasons other than those mentioned above can be recommended for review and approval by the CEO.

Participants hired during the course of a Fiscal Year and who are employed through the end of such Fiscal Year shall be eligible for an award based on their Base Salary during such Fiscal Year, provided that such employees begin active service prior to July 1 of such Fiscal Year.

XII.	Forfeiture of Bonus

Except as provided in Section XI, no participant who ceases to be an employee of the Company prior to the end of a Fiscal Year shall be entitled to any amounts under this Plan for such Fiscal Year.

Notwithstanding anything to the contrary, participants who cease to be employees of the Company between the end of a Fiscal Year and the payment date of awards for such Fiscal Year shall not be entitled to awards earned during such Fiscal Year unless the CEO expressly approves an award.

XIII.	Administration

This Plan shall be administered by the Human Resources Department of the Company, subject to the control and supervision of the CEO.  The decision of the CEO as to the facts in any case arising hereunder, and the meaning and intent of any provision hereof, or of its application, shall be final and conclusive, except that decisions pertaining to the CEO’s participation in this Plan shall be made by the Board of Directors.

XIV.	No Employment Contract; Future Plans

Participation in this Plan shall not confer upon any participant any right to continue in the employ of the company nor interfere in any way with the right of the Company to terminate any participant’s employment at any time.  The Company is under no obligation to continue the Plan in future Fiscal Years.

XV.	Amendment or Termination

The CEO may at any time, or from time to time, (a) amend, alter or modify the provisions of this Plan, (b) terminate this Plan, or (c) terminate the participation of a group of employees in this Plan, provided, however, that in the event of termination of this Plan or a termination of the participation of a group of employees, the Company shall provide partial awards to the affected participants for the portion of the Fiscal Year during which such employees were participants in this Plan, in a manner which the Company, in its sole judgment, determines to be equitable to such participants and the Company.

XVI.	General Provisions

A.

No rights under this Plan shall be assignable, either voluntarily or involuntarily by way of encumbrance, pledge, attachment, levy or charge of any nature (except as may be required by state or federal law).

B.

Nothing in the Plan shall require the Company to segregate or set aside any funds or other property for the purpose of paying any portion of an award.  No participant, beneficiary or other person shall have any right, title or interest in any amount awarded under the Plan prior to the close of the Fiscal Year or in any property of the Company or its subsidiaries.